UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2023

INHIBIKASE THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-39676 (Commission File Number)	26-3407249 (IRS Employer Identification No.)

3350 Riverwood Parkway SE, Suite 1900 Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (678) 392-3419

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Concurrent Registered Direct Offering and Private Placements

On January 25, 2023, Inhibikase Therapeutics, Inc. (“Company”) entered into a securities purchase agreement (the “Registered Direct Purchase Agreement”) in connection with a registered direct offering (the “Registered Direct Offering”) and concurrent private placement with an institutional investor (the “Registered Direct Purchaser”). The Company also entered into a securities purchase agreement (the “PIPE Purchase Agreement” and, together with the Registered Direct Purchase Agreement, the “Purchase Agreements”) and a registration rights agreement (the “Registration Rights Agreement”) in connection with a concurrent private placement (the “PIPE Private Placement”) with the same institutional investor (the “PIPE Purchaser” and, together with the Registered Direct Purchaser, the “Purchaser”).

Pursuant to the Registered Direct Purchase Agreement, the Company agreed to sell in the Registered Direct Offering 2,800,789 shares (“Shares”) of the Company’s common stock, par value $0.001 (“Common Stock”) and pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 3,943,398 shares of Common Stock. The Pre-Funded Warrants have an exercise price of $0.0001 per share and are immediately exercisable and can be exercised at any time after their original issuance until such Pre-Funded Warrants are exercised in full. Each Share is being sold at an offering price of $0.86 and each Pre-Funded Warrant is being sold at an offering price of $0.8599 (equal to the purchase price per Share minus the exercise price of the Pre-Funded Warrant). Pursuant to the Registered Direct Purchase Agreement, in a concurrent private placement (the “Registered Direct Private Placement” and, together with the PIPE Private Placement, the “Private Placements”), the Company also agreed to issue to the Registered Direct Purchaser unregistered common warrants (“Private Common Warrants”) to purchase up to 6,744,187 shares of Common Stock. Each Private Common Warrant has an exercise price of $0.75 per share, is exercisable immediately upon issuance, and will expire five years following the date of issuance.

Pursuant to the PIPE Purchase Agreement, the Company also agreed to sell in the PIPE Private Placement unregistered pre-funded warrants (the “PIPE Pre-Funded Warrants”) to purchase up to 4,883,721 shares of Common Stock, and unregistered common warrants (“PIPE Common Warrants”) to purchase up to 4,883,721 shares of Common Stock. The PIPE Pre-Funded Warrants have an exercise price of $0.0001 per share and are immediately exercisable and can be exercised at any time after their original issuance until such PIPE Pre-Funded Warrants are exercised in full. Each PIPE Pre-Funded Warrant is being sold at an offering price of $0.8599 (equal to the purchase price per Share minus the exercise price of the Pre-Funded Warrant). Each PIPE Common Warrant has an exercise price of $0.75 per share, is exercisable immediately, and will expire five years following the date of issuance.

The Company expects to receive gross proceeds from the Registered Direct Offering and Private Placements (collectively, the “Offerings”), before deducting placement agent fees and other estimated offering expenses payable by the Company, of approximately $10 million.

The Offerings are expected to close on or about January 27, 2023, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the exclusive placement agent for the Offerings. The Company entered into an engagement letter (“Engagement Letter”) with Wainwright for potential financings. Pursuant to such Engagement Letter, the Company agreed to pay Wainwright a placement agent fee of 7.0% of the aggregate gross proceeds raised in the Offerings. In addition, pursuant to the Engagement Letter, the Company will issue to Wainwright or its designees upon closing of the Offerings warrants (“Placement Agent Warrants”) to purchase up to 406,977 shares of Common Stock (which represents 3.5% of the Shares and Pre-Funded Warrants being sold in the Offerings) at an exercise price of $1.075 per share (which represents 125% of the offering price per Share in the Offerings). The Placement Agent Warrants will terminate five years after the date of commencement of sales in the Offerings. The Company has also agreed to pay Wainwright $70,000 for non-accountable expenses and $15,950 for certain closing expenses incurred in connection with such Offerings.

The Registered Direct Offering of the Shares and the Pre-Funded Warrants (and the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants) is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-262551), declared effective by the Securities and Exchange Commission on February 11, 2022 and a prospectus supplement that the Company plans to file with the Securities and Exchange Commission relating to such securities.

None of the Private Common Warrants, PIPE Pre-Funded Warrants, PIPE Common Warrants or Placement Agent Warrants (collectively, the “Private Placement Warrants”), or the shares of Common Stock issuable upon the exercise of the Private Placement Warrants are registered under the Securities Act of 1933, as amended (the “Securities Act”). The Private Placement Warrants and the shares of Common Stock issuable upon exercise thereof will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, for transactions not involving a public offering.

In the event of any fundamental transaction, as described in the Private Placement Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, subject to certain exceptions, then upon any subsequent exercise of a Private Placement Warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Private Placement Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Private Common Warrants, PIPE Common Warrants and Placement Agent Warrants have the right to require us or a successor entity to purchase the Private Common Warrants, PIPE Common Warrants and Placement Agent Warrants for cash in the amount of the Black Scholes Value (as defined in the Private Common Warrants, PIPE Common Warrants and Placement Agent Warrants) of the unexercised portion of the Private Common Warrants, PIPE Common Warrants or Placement Agent Warrants concurrently with or within 30 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in our control or in which the consideration payable consists of equity securities of a successor entity that is quoted or listed on a nationally recognized securities exchange, the holders of the Private Common Warrants, PIPE Common Warrants and Placement Agent Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Private Common Warrants, PIPE Common Warrants or Placement Agent Warrants, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

The Purchase Agreements contain customary representations, warranties and agreements by the Company and customary conditions to closing. Under the Purchase Agreements, and subject to certain exceptions, for a period of ninety (90) days following the closing of the Offerings, the Company has agreed not to (i) enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents, or (ii) file any registration statement or amendment or supplement thereto. The Company has also agreed not to effect or enter into an agreement to effect any issuance of Common Stock or Common Stock equivalents involving a Variable Rate Transaction, as defined in the Purchase Agreements, for a period of one (1) year following the closing of the Offerings (or, in the case of an “at-the-market” offering in which Wainwright acts as the sales agent, six (6) months following the closing of the Offerings). Pursuant to the Purchase Agreements, the Company also agreed to indemnify the Purchaser against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the Purchase Agreements. Under the Registration Rights Agreement, the Company is required to file a registration statement with respect to the Private Placement Warrants by February 4, 2023. Failure by the Company to meet the filing deadlines and other requirements set forth in the Registration Rights Agreement may subject it to certain liquidated damages.

The foregoing descriptions of the terms and conditions of the Registered Direct Purchase Agreement, the PIPE Purchase Agreement, the Registration Rights Agreement, and the forms of the Pre-Funded Warrant, Private Common Warrant, PIPE Pre-Funded Warrant, PIPE Common Warrant and Placement Agent Warrant, are qualified in their entirety by reference to the full text of such documents, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 4.1, 4.2, 4.3, 4.4 and 4.5, respectively, and incorporated herein by reference in their entirety.

The Company notes that the representations, warranties and covenants made by the Company in any agreement that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including the completion of the Offerings, the satisfaction of customary closing conditions related to the Offerings, the intended use of net proceeds therefrom, the potential exercise of warrants, as well as those risks discussed in the Company’s Prospectus Supplement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and in other documents that the Company files from time to time with the Commission. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

An opinion of McDermott Will & Emery LLP regarding the validity of the Shares and shares of common stock underlying the Pre-Funded Warrants being issued and sold in the Registered Direct Offering by the Company is filed as Exhibit 5.1.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 1.02	Termination of a Material Definitive Agreement.

On May 16, 2022, the Company entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Piper Sandler & Co., as sales agent (the “Agent”), pursuant to which the Company may, from time to time, issue and sell shares of its Common Stock, in an aggregate offering price of up to $9,801,287 through the Agent. Under the terms of the Equity Distribution Agreement, the Agent may sell the shares of Common Stock at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act. No shares of Common Stock were sold pursuant to the Equity Distribution Agreement. Effective January 25, 2023, the Company terminated the Equity Distribution Agreement by providing a notice of termination to the Agent in accordance with the terms of the Equity Distribution Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Private Common Warrants, PIPE Pre-Funded Warrants, PIPE Common Warrants and Placement Agent Warrants and the shares of common stock underlying such warrants is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 25, 2023, the Company issued a press release announcing the concurrent Registered Direct Offering and Private Placements, as described above in Item 1.01 of this Current Report on Form 8-K. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any Securities Act registration statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

4.1	Form of Pre-Funded Warrant

4.2	Form of Private Common Warrant

4.3	Form of PIPE Pre-Funded Warrant

4.4	Form of PIPE Common Warrant

4.5	Form of Placement Agent Warrant

5.1	Opinion of McDermott Will & Emery LLP

10.1	Securities Purchase Agreement, dated as of January 25, 2023 (Registered Direct)

10.2	Securities Purchase Agreement, dated as of January 25, 2023 (PIPE)

10.3	Registration Rights Agreement, dated as of January 25, 2023 (PIPE)

23.1	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1)

99.1	Press Release dated January 25, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2023	INHIBIKASE THERAPEUTICS, INC.

	By:	/S/ MILTON H. WERNER
Milton H. Werner, Ph.D.
President and Chief Executive Officer